UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

Protection One, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12181-01
(Commission File Number)

93-1063818
(I.R.S. Employer Identification No.)

1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044
(Address of Principal Executive Offices, Including Zip Code)

(785) 856-5500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 30, 2009, Protection One, Inc. (the “Company”),  its wholly owned subsidiary, Protection One Alarm Monitoring, Inc. (“POAMI”), POI Acquisition, L.L.C. (“POI Acquisition”), on behalf of itself and as a successor-in-interest to POI Acquisition I, Inc., and Monarch Master Funding Ltd, formerly known as Quadrangle Master Funding Ltd, as a successor-in-interest to POI Acquisition I, Inc. (together, the “Principal Stockholders”), entered into a Final Settlement Agreement with Westar Energy, Inc. and its wholly owned subsidiary, Westar Industries, Inc. (together, “Westar”), the former owner of the Company,  to settle all claims between Westar, on the one hand, and the Company, POAMI and the Principal Stockholders on the other hand, related to certain agreements entered into in connection with Westar’s sale of the Company’s stock to POI Acquisition I, Inc. in February 2004.  Pursuant to the Final Settlement Agreement, Westar paid the Company $22.75 million on December 31, 2009.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), Westar agreed pursuant to a settlement agreement entered into on November 12, 2004 with the Company, POI Acquisition and POI Acquisition I, Inc. to pay the Company an amount equal to 50% of the net tax benefit, less certain adjustments, that Westar received from any net operating loss carryforward arising from the sale of the Company by Westar to POI Acquisition I, Inc. in February 2004 (the “2004 Settlement”).  In January 2009, Westar reached a settlement with the Internal Revenue Service (the “IRS”) resulting in a net tax benefit to Westar, a portion of which the Company claimed to be owed under the 2004 Settlement. Westar claimed certain offsets to the amounts the Company claimed to be owed under the 2004 Settlement, including that POAMI owed Westar certain amounts under an administrative services agreement for POAMI’s use of certain software systems shared by POAMI and Westar after the sale of the Company to POI Acquisition I, Inc. Pursuant to the Final Settlement Agreement, as final settlement of these claims and any and all other past or future claims between Westar, on the one hand, and the Company, POAMI and the Principal Stockholders, on the other hand, relating to the 2004 Settlement, the administrative services agreement and the Purchase Agreement, dated as of December 23, 2003, by and among POI Acquisition and Westar, Westar paid $22.75 million to the Company on December 31, 2009.

POI Acquisition is an affiliate of Quadrangle Group LLC (“Quadrangle”), and Monarch Master Funding Ltd is an affiliate of Monarch Alternative Capital LP (“Monarch”). For a description of the Company’s relationship with Quadrangle and Monarch, see the Company’s Definitive Information Statement on Form 14C, which the Company filed with the SEC on April 30, 2009.

The foregoing description of the material terms of the Final Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Final Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The press release issued by the Company announcing the Final Settlement Agreement is attached as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1            Final Settlement Agreement, dated December 30, 2009.

Exhibit 99.1            Press Release, dated January 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: January 6, 2010	By:	/s/ J. Eric Griffin
Name: J. Eric Griffin
Title: Vice President, General Counsel and Secretary